Exhibit 99.1

Builders FirstSource, Inc. Announces Secondary Offering

DALLAS, TX September 6, 2017 (GLOBE NEWSWIRE) — Builders FirstSource, Inc. (the “Company”) (Nasdaq: BLDR) today announced the commencement of a public offering of 13,482,177 shares of its common stock to be sold by JLL Building Holdings, LLC (“JLL”). After completion of the offering JLL will distribute 862,407 shares to its general partner and certain of its limited partners. Paul S. Levy, Senior Managing Director of affiliates of JLL, will continue to serve as Chairman of the Company’s Board of Directors after the sale. He has also indicated he intends to purchase approximately 800,000 shares in the offering at the price paid by the underwriters. As a result of such purchase and the shares he will receive in the distribution from JLL, he will own approximately one million shares after the completion of this offering.

The Company is not offering any shares of common stock in the offering and will not receive any proceeds from the sale of shares in this offering. In addition, none of the Company’s officers or directors are selling any shares of common stock in the offering.

Goldman Sachs & Co. LLC is the underwriter for the offering. The offering will be made pursuant to an existing effective registration statement, previously filed with the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained on the SEC’s website at www.sec.gov. Copies of the prospectus and prospectus supplement may also be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: (212) 902-1171, facsimile: (212) 902-9316 or email prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Builders FirstSource

2016 Sales: $6.4 Billion    |    Associates: 14 Thousand    |    Operations in 40 states

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 40 states with 400 locations and have a market presence in 75 of the top 100 Metropolitan Statistical Areas, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution facilities and manufacturing facilities (certain of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products.

Forward-Looking Statements

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to its growth strategies, including gaining market share, or its revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect the Company’s financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

CONTACT:

Peter Jackson

Chief Financial Officer

Builders FirstSource, Inc.

(214) 231-8190

Source: Builders FirstSource, Inc.